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                                                                     EXHIBIT 5.1


                GIBBONS, DEL DEO, DOLAN, GRIFFINGER & VECCHIONE
                           A Professional Corporation
                              One Riverfront Plaza
                            Newark, New Jersey 07102



                                                May 20, 1999

National Discount Brokers Group, Inc.
10 Exchange Place Centre
Jersey City, New Jersey 07302

Ladies and Gentlemen:

     You have requested our opinion with respect to the public offering and sale by you, National Discount Brokers Group, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-3 (No. 333-78149) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of a maximum of 2,990,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Common Stock, when sold, paid for and issued as contemplated by the Registration Statement, will be duly and validly issued and fully paid and nonassessable.
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National Discount Brokers Group, Inc.
May 20, 1999
Page 2


     We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                        Very truly yours,


                                        /s/ Gibbons, Del Deo, Dolan,
                                             Griffinger & Vecchione, P.C.

                                        GIBBONS, DEL DEO, DOLAN,
                                        GRIFFINGER & VECCHIONE
                                        A Professional Corporation

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